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                                                                 EXHIBIT 10.1(b)



                            [ELLEN TRACY LETTERHEAD]


February 27th, 1998


Mr. Barry Tartarkin
Ridgeview Inc.
1489 West Palmetto Park Road
Suite 410
Boca Raton, Florida 33486

Dear Barry,

This letter confirms our intention to renew the Ellen Tracy license for the next three years, through December 31st, 2000. At the present time a contract is being drafted, and Ridgeview is authorized to sell Ellen Tracy women's legwear under conditions of our previous agreement.

If there are any questions please contact me.

Sincerely,


/s/ Howard Rosenberger

Howard Rosenberger
Executive Vice President